FORM OF

                               ADVISORY AGREEMENT

                        PAX WORLD MONEY MARKET FUND, INC.
                                   the "Fund"

                               New York, New York


                                                                   April _, 1998


Pax World Management Corp.
222 State Street
Portsmouth, New Hampshire  03801

Gentlemen:

                  We herewith confirm our agreement with you as follows:

                  1. We propose to engage in the business of investing and reinvesting our assets in securities of the type, and in accordance with the limitations, specified in our Articles of Incorporation, By-Laws and Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933, including the Prospectus forming a part thereof (the "Registration Statement"), all as from time to time in effect, and in such manner and to such ext ent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will furnish you such amendments thereto as may be made from time to time.

                  2. (a) We hereby employ you to manage the investment and reinvestment of our assets as above specified, and, without limiting the generality of the foregoing, to provide the investment management services specified below.

                     (b) Subject to the general control of our Board of Directors, you will (i) review and screen all contemplated investments to ensure that they each satisfy the social criteria reflective of the investment philosophy of the Fund (as described in the Prospectuses) and (ii) make decisions with respect to all purchases and sales of the portfolio securities. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in our portfolio securities you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as our Fund itself might or could do with

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respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

                     (c) You will report to our Board of Directors at each meeting thereof all changes in our portfolio since your prior report, and will also keep us in touch with important developments affecting our portfolio and, on your initiative, will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual entities whose securities are included in our portfolio, the activities in which such entities engage, Federal income tax policies applicable to our investments, or the conditions prevailing in the money market or the economy generally. You will also furnish us with such statistical and analytical information with respect to our portfolio securities as you may believe appropriate or as we may reasonably request. In making such purchases and sales of our portfolio securities, you will comply with the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and by the provisions of the Internal Revenue Code and the 1940 Act relating to regulated investment companies and the limitations contained in the Registration Statement.

                     (d) It is understood that you will from time to time employ, subcontract with or otherwise associate with yourself, entirely at your expense, such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder.

                     (e) You or your affiliates will also furnish us, at your own expense, such investment advisory supervision and assistance as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You and your affiliates will also pay the expenses of promoting the sale of our shares (other than the costs of preparing, printing and filing our registration statement, printing copies of the prospectus contained therein and complying with other applicable regulatory requirements), except to the extent that we are permitted to bear such expenses under a plan adopted pursuant to Rule 12b-1 under the 1940 Act or a similar rule.

                  3. We agree, subject to the limitations described below, to be responsible for, and hereby assume the obligation for payment of, all our expenses, including: (a) brokerage and commission expenses, (b) Federal, state or local taxes, including issue and transfer taxes incurred by or levied on us,
(c) commitment fees and certain insurance premiums, (d) interest charges on borrowings, (e) charges and expenses of our custodian,

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(f) charges, expenses and payments relating to the issuance, redemption, transfer and dividend disbursing functions for us, (g) recurring and nonrecurring legal and accounting expenses, including those of the bookkeeping agent, (h) telecommunications expenses, (i) the costs of organizing and maintaining our existence as a trust, (j) compensation, including directors' fees, of any of our directors, officers or employees who are not your officers or officers of your affiliates, and costs of other personnel providing clerical, accounting supervision and other office services to us as we may request, (k) costs of shareholder's services including, charges and expenses of persons providing confirmations of transactions in our shares, periodic statements to shareholders, and recordkeeping and shareholders' services, (l) costs of shareholders' reports, proxy solicitations, and fund meetings, (m) fees and expenses of registering our shares under the appropriate Federal securities laws and of qualifying such shares under applicable state securities laws, including expenses attendant upon the initial registration and qualification of such shares and attendant upon renewals of, or amendments to, those registrations and qualifications, (n) expenses of preparing, printing and delivering our prospectus to existing shareholders and of printing shareholder application forms for shareholder accounts, (o) payment of the fees and expenses provided for herein, under the Administrative Services Agreement, and pursuant to the Shareholder Servicing Agreement, with respect to the Individual Investor Class and Broker Service Class shares only, and Distribution Agreement, and (p) any other distribution or promotional expenses contemplated by an effective plan adopted by us pursuant to Rule 12b-1 under the Act. Our obligation for the foregoing expenses is limited by your agreement to be responsible, while this Agreement is in effect, for any amount by which our annual operating expenses (excluding taxes, brokerage, interest and extraordinary expenses) exceed the limits on investment company expenses prescribed by any state in which our shares are qualified for sale.

                  4. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you will not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect you against any liability to us or to our security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

                  5. In consideration of the foregoing we will pay you a fee at the annual rate of .15% of the Fund's average daily net assets. Your fee will be accrued by us daily, and will be payable on the last day of each calendar month for services

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performed hereunder during that month or on such other schedule as you shall request of us in writing. You may use any portion of this fee for distribution of our shares, or for making servicing payments to organizations whose customers or clients are our shareholders. You may waive your right to any fee to which you are entitled hereunder, provided such waiver is delivered to us in writing. Any reimbursement of our expenses, to which we may become entitled pursuant to paragraph 3 hereof, will be paid to us at the same time as we pay you.

                  6. This Agreement will become effective on the date hereof and shall continue in effect until ____________ __, 2000 and thereafter for successive twelve-month periods (computed from each ), provided that such continuation is specifically approved at least annually by our Board of Directors or by a majority vote of the holders of our outstanding voting securities, as defined in the 1940 Act and the rules thereunder, and, in either case, by a majority of those of our directors who are neither party to this Agreement nor, other than by their service as directors of the trust, interested persons, as defined in the 1940 Act and the rules thereunder, of any such person who is party to this Agreement. Upon the effectiveness of this Agreement, it shall supersede all previous Agreements between us covering the subject matter hereof. This Agreement may be terminated at any time, without the payment of any penalty, (i) by vote of a majority of our outstanding voting securities, as defined in the 1940 Act and the rules thereunder, or (ii) by a vote of a majority of our entire Board of Directors, on sixty days' written notice to you, or (iii) by you on sixty days' written notice to us.

                  7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

                  8. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, who may also be a director, officer or employee of ours, or of a person affiliated with us, as defined in the 1940 Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.



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                  If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                    Very truly yours,

                                    PAX WORLD MONEY MARKET FUND, INC.


                                    By:

                                       ------------------------------
                                       Name:
                                       Title:


ACCEPTED: April _, 1998

PAX WORLD MANAGEMENT CORP.


By:___________________________________
   Name:
   Title:


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